Exhibit 5.1

1401 Lawrence Street, Suite 2300, Denver, CO 80202 ● (303) 572-9300

July 17, 2023

Board of Directors

Vitro Biopharma, Inc.

3200 Cherry Creek Drive South

Suite 720

Denver, Colorado 80209

Re:	Vitro Biopharma, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Vitro Biopharma, Inc., a Nevada corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-267366) (as amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed offering and sale by the Company of (i) up to 2,090,908 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), including up to 272,727 shares that may be sold pursuant to the underwriters’ over-allotment option, which Shares are to be issued and sold by the Company pursuant to the proposed form of Underwriting Agreement by and between the Company and ThinkEquity LLC, as representative of the underwriters set forth therein, which will be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (ii) warrants to purchase shares of Common Stock equal to 5% of the number of Shares sold pursuant to the Registration Statement (the “Underwriter Warrants”), which Underwriter Warrants are proposed to be issued by the Company pursuant to the Underwriting Agreement; and (iii) the shares of Common Stock issuable upon exercise of the Underwriter Warrants (the “Warrant Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on Chapter 78 of the Nevada Revised Statutes, as amended, including interpretations thereof in published decisions of the Nevada courts, and applicable provisions of the Nevada Constitution, and solely with respect to the Underwriter Warrants, the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

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Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when such Shares are issued and sold by the Company pursuant to the terms of the Underwriting Agreement, and delivered by the Company against receipt of the purchase price therefor, will be validly issued, fully paid and non-assessable, (ii) the Underwriter Warrants have been duly authorized by the Company and, when duly executed by the Company and delivered to the underwriters, will constitute valid and legally binding obligations of the Company, and (iii) the Warrant Shares have been duly authorized and, when issued upon exercise of the Underwriter Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions expressed in item (ii) of the foregoing paragraph with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Underwriter Warrants are considered in a proceeding in equity or at law), and by the effect of any issuance or promulgation of executive or similar orders.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective time of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Polsinelli PC

POLSINELLI PC

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